Exhibit 16.1

August 23, 2023

Securities and Exchange Commission

100 F. Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Sow Good Inc., which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K filing of Sow Good, Inc. dated August 23, 2023. We agree with the statements concerning our firm in such 8-K.

Very truly yours,

________________________________

Jonathan Robbins, Audit Partner M&K CPAS, PLLC